Exhibit 99.1

Mustang Bio Reports Third Quarter 2017 Financial Results and Recent Corporate Highlights

New York, NY – November 14, 2017 – Mustang Bio, Inc. (“Mustang”) (NASDAQ: MBIO), a Fortress Biotech (NASDAQ: FBIO) Company focused on the development of novel immunotherapies based on proprietary chimeric antigen receptor engineered T cell (CAR T) technology, today announced financial results and recent corporate highlights for the third quarter ended September 30, 2017.

Dr. Manuel Litchman, President and Chief Executive Officer of Mustang, said, “The third quarter and subsequent several weeks proved to be highly productive for Mustang, and we are proud of the significant commercial and clinical progress made. The listing of Mustang’s common stock on the NASDAQ Global Market and the addition of MB-106 (CD20 Technology) to our expanding pipeline through our license agreement with the Fred Hutchinson Cancer Research Center were an especially strong start to the quarter. We look forward to continuing this momentum with City of Hope’s presentation of initial Phase 1 data for MB-102 in acute myeloid leukemia and blastic plasmacytoid dendritic cell neoplasm at the 59th American Society of Hematology Annual Meeting in December.”

Financial Results:

•	As of September 30, 2017, Mustang’s cash and short-term investments (certificates of deposit) totaled $67.3 million, compared to $27.5 million at December 31, 2016, an increase of $39.8 million year-to-date.
•	Research and development expenses were $2.2 million for the third quarter of 2017, compared to $0.6 million for the third quarter of 2016.
•	Research and development expenses from license acquisitions totaled $0.3 million for the third quarter of 2017, compared to $0 for the third quarter of 2016.
•	General and administrative expenses were $4.6 million for the third quarter of 2017, compared to $1.1 million for the third quarter of 2016.
•	Net loss attributable to common stockholders was $6.9 million, or $0.27 per share, for the third quarter of 2017. This compares to a net loss attributable to common stockholders of $1.9 million, or $0.19 per share, for the third quarter of 2016.

Recent Corporate Highlights:

•	In November 2017, Mustang announced that its research and development partner, City of Hope (“COH”), will present initial Phase 1 data for MB-102 (CD123 CAR) in acute myeloid leukemia (AML) and blastic plasmacytoid dendritic cell neoplasm (BPDCN) during an oral session at the 59th American Society of Hematology (ASH) Annual Meeting.
•	In October 2017, Mustang announced that preclinical data for MB-103, its second-generation HER2 CAR T cell therapy, were published online in Clinical Cancer Research, a journal of the American Association for Cancer Research. These preclinical data from a study conducted by COH demonstrate effective targeting of breast cancer brain metastases with intraventricular delivery of HER2-BBζ CAR T cells, and support the clinical development of this therapy.
•	In October 2017, Mustang entered into a lease agreement with the UMass Medicine Science Park in Worcester, Massachusetts, for a manufacturing facility to support the clinical development and commercialization of the Company’s CAR T product candidates. The facility is expected to be operational for the production of personalized CAR T therapies in 2018.

•	In October 2017, Mustang announced that COH received a $12.8 million grant from the California Institute for Regenerative Medicine (CIRM) to fund an ongoing Phase 1 study of Mustang’s MB-101 (IL13Rα2-specific CAR T cells) for the treatment of patients with recurrent and refractory malignant glioma, including glioblastoma.
•	In September 2017, Mustang announced an exclusive, worldwide licensing agreement with Fred Hutchinson Cancer Research Center (“Fred Hutch”) for the use of a CAR T therapy related to autologous T cells engineered to express a CD20-specific chimeric antigen receptor (“CD20 Technology”). The CAR T was developed in the laboratory of Oliver Press, M.D., Ph.D., and Brian Till, M.D., in Fred Hutch’s Clinical Research Division. As part of the transaction, Mustang entered into an investigator-initiated clinical trial agreement to provide partial funding for a Phase 1/2 clinical trial at Fred Hutch evaluating the safety and efficacy of the CD20 Technology in patients with relapsed or refractory B-cell non-Hodgkin lymphomas. The trial began recruiting participants in the fourth quarter of 2017, and is led by principal investigator Mazyar Shadman, M.D., Assistant Member of Fred Hutch’s Clinical Research Division.
•	In August 2017, Mustang’s common stock commenced trading on the NASDAQ Global Market under the symbol “MBIO.”

About Mustang Bio

Mustang Bio, Inc., a subsidiary of Fortress Biotech, Inc., is a clinical-stage biopharmaceutical company focused on the development and commercialization of novel cancer immunotherapy products designed to leverage the patient’s own immune system to eliminate cancer cells. Mustang aims to acquire rights to these technologies by licensing or otherwise acquiring an ownership interest, funding research and development, and outlicensing or bringing the technologies to market. Mustang has partnered with the City of Hope National Medical Center (“COH”) and the Fred Hutchinson Cancer Research Center in the development of proprietary chimeric antigen receptor (CAR) engineered T cell (CAR T) therapies across many cancers. Mustang’s lead programs are in Phase 1 clinical trials at COH: MB-101 for the treatment of brain cancer and MB-102 as a therapeutic agent in acute myeloid leukemia. Mustang is registered under the Securities Exchange Act of 1934, as amended, and files periodic reports with the U.S. Securities and Exchange Commission. For more information, visit www.mustangbio.com.

About Fortress Biotech

Fortress Biotech, Inc. (“Fortress”) is a biopharmaceutical company dedicated to acquiring, developing and commercializing novel pharmaceutical and biotechnology products. Fortress develops and commercializes products both within Fortress and through certain of its subsidiary companies, also known as Fortress Companies. In addition to its internal development programs, Fortress leverages its biopharmaceutical business expertise and drug development capabilities and provides funding and management services to help the Fortress Companies achieve their goals. Fortress and the Fortress Companies may seek licensing arrangements, acquisitions, partnerships, joint ventures and/or public and private financings to accelerate and provide additional funding to support their research and development programs. For more information, visit www.fortressbiotech.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Such statements include, but are not limited to, any statements relating to our growth strategy and product development programs and any other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock value. Factors that could cause actual results to differ materially from those currently anticipated include: risks relating to our growth strategy; risks relating to the results of research and development activities; risks relating to the timing of starting and completing clinical trials; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; uncertainties relating to preclinical and clinical testing; our dependence on third-party suppliers; our ability to attract, integrate and retain key personnel; the early stage of products under development; our need for substantial additional funds; government regulation; patent and intellectual property matters; competition; as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Contacts:

Jaclyn Jaffe

Mustang Bio, Inc.

(781) 652-4500

ir@mustangbio.com

Fortress Biotech Media Relations

Laura Bagby

6 Degrees

(312) 448-8098

lbagby@6degreespr.com

MUSTANG BIO, INC.

CONDENSED BALANCE SHEETS

($ in thousands, except for share and per share amounts)

	September 30, 2017	December 31, 2016
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$33,209	$27,499
Short-term investments (certificates of deposit) - held to maturity	34,088	-
Prepaid expenses	414	-
Interest receivables	35	-
Total current assets	67,746	27,499

Property and equipment	139	-
Total Assets	$67,885	$27,499

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$2,723	$683
Common shares issuable liability	-	1,682
Payables and accrued expenses - related party	69	445
Accrued interest - related party	-	413
Total Current Liabilities	2,792	3,223

Commitments and Contingencies

Stockholders' Equity
Preferred stock ($0.0001 par value), 2,000,000 shares authorized, 250,000 shares of Class A preferred stock issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	-	-
Common Stock ($0.0001 par value), 50,000,000 shares authorized
Class A common shares, 1,000,000 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	-	-
Common shares, 25,232,139 and 15,165,244 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	3	2
Common stock issuable, 0 and 767,264 shares as of September 30, 2017 and December 31, 2016, respectively	-	4,396
Additional paid-in capital	97,897	36,998
Accumulated deficit	(32,807)	(17,120)
Total Stockholders’ Equity	65,093	24,276
Total Liabilities and Stockholders’ Equity	$67,885	$27,499

MUSTANG BIO, INC.

CONDENSED STATEMENTS OF OPERATIONS

($ in thousands, except for share and per share amounts)

 (Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2017	2016	2017	2016
Operating expenses:
Research and development	$2,188	$569	$5,388	$1,718
Research and development – licenses acquired	300	-	2,375	-
General and administrative	4,596	1,101	8,293	1,814
Total operating expenses	7,084	1,670	16,056	3,532
Loss from operations	(7,084)	(1,670)	(16,056)	(3,532)

Other income (expense)
Interest income	144	-	369	-
Interest expense - related party	-	(46)	-	(220)
Interest expense	-	(156)	-	(156)
Change in fair value of derivative liabilities	-	2	-	2
Total other income (expense)	144	(200)	369	(374)
Net Loss	$(6,940)	$(1,870)	$(15,687)	$(3,906)

Net loss per common share outstanding, basic and diluted	$(0.27)	$(0.19)	$(0.63)	$(0.39)

Weighted average number of common shares outstanding, basic and diluted	26,186,924	10,089,269	24,936,626	10,130,338